UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: May 31, 2012

(Date of earliest event reported)

CINCINNATI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 S. Gilmore Road, Fairfield, Ohio	45014-5141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 870-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Items 1.01 and 1.02 Entry into and Termination of Material Definitive Agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 7.01 Regulation FD Disclosure.

On May 31, 2012, Cincinnati Financial Corporation and CFC Investment Company, a subsidiary of Cincinnati Financial Corporation (Borrowers) entered into a credit agreement with the lenders party thereto; PNC Bank, N.A., as Administrative Agent, PNC Capital Markets, LLC, as Sole Bookrunner and Joint Lead Arranger, Fifth Third Bank, N.A. as Joint Lead Arranger and Syndication Agent, The Huntington National Bank and U.S. Bank, N.A. as Documentation Agents (the 2012 Credit Agreement). The 2012 Credit Agreement is a new $225 million unsecured revolving credit facility with a term of five years expiring May 31, 2017. The facility is fully subscribed among six lenders with the largest commitment being $65 million. The commitments of the lenders are several and no lender is responsible for any other lender’s commitment if such lender fails to make a loan under the facility. The 2012 Credit Agreement includes financial covenants requiring Cincinnati Financial Corporation to maintain a minimum consolidated net worth of $3 billion plus fifty percent of consolidated net income and net cash proceeds from issuance of equity securities after March 31, 2012 and a maximum debt to capital ratio of 30 percent. Although the right to borrow under the facility is not subject to a minimum rating requirement, the costs of maintaining the facility and borrowing under it are based on the ratings of Cincinnati Financial Corporation’s non-credit-enhanced, senior unsecured long-term debt. The 2012 Credit Agreement is filed as Exhibit 10.1 hereto and the description set forth above is qualified in its entirety by the full terms and conditions of the 2012 Credit Agreement.

The Credit Agreement replaced two unsecured lines of credit: a $150 million unsecured five-year revolving credit facility dated July 2, 2007 among the Borrowers; the agents and lenders party thereto and The Huntington National Bank as Administrative Agent (the 2007 Credit Facility) and a $75 million unsecured credit agreement dated August 25, 2011, by and among the Borrowers and PNC Bank, N.A (the 2011 Credit Agreement). Both the 2007 Credit Facility and the 2011 Credit Agreement were terminated on May 31, 2012. At the time of termination, the Borrowers repaid the $104 million outstanding principal amount, accrued interest and commitment fees on the 2007 Credit Facility and accrued commitment fees on the 2011 Credit Agreement. No early termination or early payment penalties were incurred for termination of either of the two terminated lines of credit. Funds to repay the $104 million outstanding principal amount were borrowed under the 2012 Credit Agreement.

The Borrowers also terminated a $49 million 3-year interest rate swap agreement dated August 29, 2009, among CFC Investment Company and PNC Bank, N.A. (the Swap). In connection with the Swap’s May 31, 2012 termination, CFC Investment Company paid $215,098 to settle the remaining portion of the contract. No termination or early payment penalties were incurred.

On June 1, 2012, Cincinnati Financial Corporation issued a news release entitled, “Cincinnati Financial Corporation Declares Quarterly Cash Dividend.” The news release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1 – 2012 Credit Agreement, dated May 31, 2012

Exhibit 99.1 – News release, “Cincinnati Financial Corporation Declares Quarterly Cash Dividend.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: June 1, 2012	/S/ Michael J. Sewell
Michael J. Sewell, CPA
Chief Financial Officer, Senior Vice President, and Treasurer